Exhibit 32

Certification of Chief Executive Officer and Chief Financial Officer

     The certification set forth below is being submitted in connection with the Annual Report on Form 10-K for the year ended December 31, 2006 of Marsh & McLennan Companies, Inc. (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code.

     Michael G. Cherkasky, the President and Chief Executive Officer, and Matthew B. Bartley, the Chief Financial Officer, of Marsh & McLennan Companies, Inc. each certifies that, to the best of his knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Marsh & McLennan Companies, Inc.

Date: March 1, 2007	/s/ Michael G. Cherkasky
Michael G. Cherkasky
President and Chief Executive Officer

Date: March 1, 2007	/s/ Matthew B. Bartley
Matthew B. Bartley
Chief Financial Officer